Exhibit 99.1

CONTACT:

Leslie Green

Stapleton Communications Inc.

650.470.0200

leslie@stapleton.com

Rainmaker Reports 25 Percent Sequential Revenue Growth in Second Quarter 2005

Achieved Significant Improvement in EBITDA Results

SCOTTS VALLEY, Calif., August 4, 2005 — Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading outsource provider of integrated sales and marketing services for companies that want to drive more sales, today reported financial results for the second quarter of 2005.

Net revenue for the second quarter of 2005 was $8.0 million, up 25 percent from $6.4 million in the first quarter of 2005 and up 121 percent from $3.6 million in the second quarter of 2004.

Earnings for the second quarter of 2005, before interest, taxes, depreciation and amortization (“EBITDA”), was a loss of $546,000. EBITDA was a loss of $1.7 million in the first quarter of 2005 and $404,000 in the second quarter of 2004.

Net loss in the second quarter of 2005 was $1.5 million or a loss of $0.03 per share. This compares with a net loss of $2.5 million, or a loss of $0.05 per share, reported in the first quarter of 2005, and with a net loss of $818,000, or a loss of $0.02 per share, in the same quarter last year.

Total cash and cash equivalents at June 30, 2005 were $10.2 million compared with $9.0 million at March 31, 2005.

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

Rainmaker ended the quarter with $6.6 million in shareholder’s equity. The company expects that this will allow it to obtain from NASDAQ an additional 180 days, or until March 6, 2006, to achieve a closing bid price above $1.00 for the company’s stock price and regain compliance with the NASDAQ SmallCap Market listing requirements.

New Client Activity

•	Sybase has extended its relationship with Rainmaker to include Strategic Lead Generation services in addition to Rainmaker’s sales and marketing support of new release launches and Update Subscription Plan sales. This represents the second customer leveraging Rainmaker’s service sales and lead generation services.

•	A leading network equipment provider increased its total volume of work by 30 percent in the second quarter over the first quarter of 2005.

•	A major software publisher has extended its enterprise account mapping program to additional regions. The initial regional programs resulted in 96 percent data accuracy and an increase in their verified contact database by 50 percent. Rainmaker’s proprietary Prospect Intelligence™ database was leveraged.

•	A major computer manufacturer has expanded its program to include the sales of maintenance contracts for mid-range hardware and software platforms. Rainmaker’s team will work transparently as service sales representatives of this company.

•	A leading provider of enterprise software solutions launched a nine month lead generation program encompassing inbound and outbound response management with email marketing support.

Company Updates

•	Rainmaker made significant progress in the relocation of its primary customer contact center to Austin, TX. The transition is approximately 75 percent complete and is expected to be concluded in the third quarter.

•	Both Rainmaker’s service lines, lead generation and service sales, grew net revenue by more than 20 percent year over year.

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

•	The company grew its national sales organization from four field sales people at the beginning of the year to eight at the end of the second quarter, with the expectation of ramping to between 10 and 12 by the end of year.

•	During the second quarter, Rainmaker restructured its lease for the Austin facility, resulting in savings of $530,000 over the remaining term of the lease that expires on June 30, 2009.

Management Qualitative Comments

“We took significant steps towards profitability in the second quarter and are beginning to show results in our financials,” said Michael Silton, chief executive officer. “We have put in place many of the key components to delivering profitable growth and we are focused on achieving positive EBITDA results for the fourth quarter. During the second quarter, we made significant progress on the relocation of our primary contact center to Austin, won several new significant business opportunities, grew our national sales force to a team of eight, raised additional capital to strengthen our balance sheet and made progress in bringing our emerging service sales clients towards profitability on an individual basis. During the third quarter, we will begin rolling out our new technology platform that will further enhance our productivity as we head into 2006.”

“By leveraging our client base, growing our sales force and enhancing our service offering, we are generating a healthy flow of new business activity. Furthermore, we are making important strides towards reducing our costs by completing our move to Austin on time, rolling out our new technology platform and bringing our emerging clients to profitability on an individual basis. We believe that continued revenue growth coupled with these important improvements will allow us to deliver solid results in the quarters ahead.”

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

Third Quarter 2005 Outlook

Rainmaker is making excellent progress on the transition of its call center to Austin, Texas, and expects to complete the transition this quarter. Given the fact that the company is still in this transition, the company is guiding that revenue and net loss results for the third quarter will be similar or slightly improved from its strong results in the second quarter. Transition costs from duplicate labor and other associated costs are expected be approximately $300,000 in the third quarter.

Conference Call

Rainmaker Systems will discuss its second quarter 2005 results today at 1:30 PDT. A webcast of the conference call can be accessed at 1:30 p.m. PDT by visiting the Investor page of the company’s website at www.rmkr.com. Those wishing to participate in the live call should dial (517) 308-9003 using the password “Rainmaker” at approximately 1:20 p.m. PDT. A replay of the call will be available for two weeks by dialing (203) 369-0478. A webcast replay of the conference call will be available for one year on the Audio Archives page of the Rainmaker website at www.rmkr.com.

About Rainmaker Systems

Rainmaker Systems is a leading outsource provider of integrated sales and marketing services for companies that want to drive more sales. Rainmaker offers a closed-loop sales process and a comprehensive suite of services that ensures companies are both filling their sales pipelines with quality leads and closing them efficiently and cost effectively. Core services include telesales, integrated direct marketing and hosted e-commerce. Additional offerings include a proprietary database, customer database enhancement services, CRM technology integration and order management.

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

Rainmaker helps approximately 50 companies ranging from Fortune 500 to dynamic technology start-ups, grow their revenues and increase customer loyalty by providing lead generation and contract renewal sales solutions.

For more information, visit www.rmkr.com and www.sunsetdirect.com

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company and its subsidiaries. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions (including our recent acquisition of Sunset Direct) and expand our contact center without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company remains dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,244	$10,104
Restricted cash	933	—
Accounts receivable, less allowance for doubtful accounts of $438 and $208 at June 30, 2005 and December 31, 2004, respectively	10,631	7,895
Prepaid expenses and other current assets	1,162	1,117

Total current assets	22,970	19,116
Property and equipment, net	3,938	3,160
Intangible assets	3,903	—
Goodwill	3,223	—
Other noncurrent assets	199	86

Total assets	$34,233	$22,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,793	$15,130
Accrued compensation and benefits	1,812	390
Other accrued liabilities	2,405	747
Deferred revenue	1,157	—
Obligations under financing arrangements	80	355
Current portion of capital lease obligations	162	122
Current portion of notes payable	1,500	—

Total current liabilities	24,909	16,744

Capital lease obligations, less current portion	13	42
Notes payable, less current portion	2,667	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 80,000,000 shares authorized, 55,388,384 and 44,419,791 outstanding at June 30, 2005 and December 31, 2004, respectively	55	44
Additional paid-in capital	68,546	63,509
Accumulated deficit	(61,957)	(57,977)

Total stockholders’ equity	6,644	5,576

Total liabilities and stockholders’ equity	$34,233	$22,362

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenue	$8,037	$3,634	$14,457	$7,418

Operating expenses:
Costs of services	5,039	1,596	8,931	3,104
Sales and marketing	501	410	1,245	766
Technology	1,108	690	2,009	1,302
General and administrative	1,935	1,342	4,543	2,718
Depreciation and amortization	858	428	1,636	810

Total operating expenses	9,441	4,466	18,364	8,700

Operating loss	(1,404)	(832)	(3,907)	(1,282)

Interest and other (expense) income, net	(70)	14	(73)	24

Net loss	$(1,474)	$(818)	$(3,980)	$(1,258)

Basic and diluted net loss per share	$(0.03)	$(0.02)	$(0.08)	$(0.03)

Weighted average common shares outstanding - basic and diluted	49,175	44,151	47,750	41,814

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2005	2004
Operating activities:
Net loss	$(3,980)	$(1,258)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,239	810
Amortization of intangible assets	397	—
Provision (credit) for allowances for doubtful accounts	230	(28)
Loss on disposal of fixed assets	62	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(1,488)	(1,107)
Prepaid expenses and other assets	(43)	50
Accounts payable	2,067	3,488
Accrued compensation and benefits	684	(31)
Other accrued liabilities	1,605	129
Deferred revenue	(103)	—

Net cash provided by operating activities	670	2,053

Investing activities:
Purchases of property and equipment	(1,796)	(581)
Restricted cash, net	(933)	199
Acquisition of business, net of cash acquired	(4,386)	—

Net cash used in investing activities	(7,115)	(382)

Financing activities:
Proceeds from issuance of common stock from option exercises	225	221
Proceeds from issuance of common stock from ESPP	22	38
Net proceeds from issuance of common stock and warrants from private placement	2,596	6,302
Proceeds from notes payable	4,500	—
Principal payments on notes payable	(333)	—
Principal payments on financing obligations	(275)	(301)
Principal payments on capital lease obligations	(150)	(122)

Net cash provided by financing activities	6,585	6,138

Net increase in cash and cash equivalents	140	7,809
Cash and cash equivalents at beginning of period	10,104	4,854

Cash and cash equivalents at end of period	$10,244	$12,663

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Rainmaker Reports Second Quarter 2005 Financial Results

August 4, 2005

RAINMAKER SYSTEMS, INC.

RECONCILIATION OF NET LOSS (U.S. GAAP) TO EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2005	2004
Net Loss	$(1,474)	$(818)

Add:
Non-cash charges for depreciation and amortization	858	428
Interest and other expense / (income)	70	(14)

	928	414

EBITDA	$(546)	$(404)

EBITDA is a non-GAAP measure of the Company’s financial performance used as an indicator to cash flow and calculated as operating earnings before interest, taxes, depreciation and amortization expenses. The company utilizes EBITDA, among other measures, to evaluate the performance of its business. EBITDA should be considered in addition to, not as a substitute for, the Company’s Operating Loss, Net Loss and various cash flow measures (e.g., Cash Provided or Used by Operations), as well as other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

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